UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A
REGULATION A OFFERING STATEMENT
UNDER THE SECURITIES ACT OF 1933
Ding688 Inc.
State of Incorporation: New York
I.R.S. Employer Identification No.: 41-2423676
Website: https://ding688.com
Primary SIC Code: 7375
Principal Executive Office: 149-11 41st Ave, Flushing, NY 11354
Telephone: 917-470-5393

OFFERING SUMMARY
Securities Offered: Up to 11,000,000 Shares of Common Stock
Offering Price: $0.10 per Share
Total Offering Amount: Up to $1,100,000
Minimum Offering Amount: None (Best Efforts)
Dated: July 9, 2026
Expiration Date: July 9, 2027
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS.
THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.
INVESTMENT IN THE SECURITIES OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD BE PREPARED TO BEAR THE COMPLETE LOSS OF THEIR INVESTMENT. SEE THE SECTION ENTITLED RISK FACTORS" BEGINNING ON PAGE 3 OF THIS OFFERING CIRCULAR.
This Offering Circular follows the offering circular format of Part II of Form 1-A.
The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended. Shares of our Common Stock are not traded on any national securities exchange or on the over-the-counter markets. There is no guarantee that a public market for our securities will ever develop.

Item 1 - Cover Page
Issuer: Ding688 Inc.
Address: 149-11 41st Ave, Flushing, NY 11354
Telephone: 917-470-5393
Fiscal Year End: October 31
I.R.S. Employer Identification Number: 41-2423676
Type of Security: Common Stock
Number of Securities Offered: 11,000,000 Shares
Price per Share: $0.10
Offering Amount: Up to $1,100,000

Item 2. Table of Contents
Item 1. Cover Page
Item 2. Table of Contents
Item 3. Risk Factors
Item 4. Summary of Offering
Item 5. Determination of Offering Price
Item 6. Use of Proceeds
Item 7. Dilution
Item 8. Description of Business
Item 9. Security Ownership of Management and Certain Securityholders
Item 10. Securities Being Offered
Item 11. Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 12. Executive Compensation
Item 13. Other Expenses of Issuance and Distribution
Item 14. Financial Statements
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits and Exhibits Index

Item 3 - Risk Factors
Investing in Ding688 Inc.'s Common Stock involves a high degree of risk. Investors should be able to bear a complete loss of their investment. The risks described below are not exhaustive. Additional risks and uncertainties that are not currently known or deemed immaterial may also materially and adversely affect the Company's business, financial condition, and results of operations.
I. Summary of Principal Risk Factors
Investing in the Company involves, among others, the following principal risks:
- The Company has limited operating history and has generated no revenue since inception.
- The Company is a development-stage technology company and may never successfully develop, launch, or commercialize its AI-powered search and information discovery platform.
- The Company will require substantial additional capital beyond the proceeds of this offering.
- This offering is being conducted on a best efforts" basis with no minimum raise requirement.
- Proceeds will be available for use upon receipt and will not be held in escrow.
- The Company operates in a highly competitive technology industry with large, well-established competitors.
- The Company's AI technology and platform development efforts may not achieve the expected results.
- The Company may face cybersecurity, data privacy, and technology-related risks.
- The Company may be unable to attract sufficient users, customers, or business partners to achieve growth.
- The Company may face risks related to intellectual property protection and third-party technology dependencies.
- There is no public market for the Company's securities, and none may develop.
- Investors may lose their entire investment.

II. Risks Related to Our Business and Financial Condition
1. Development Stage and Going Concern Risk
The Company is a development-stage technology company with limited operating history and limited revenues since inception. As of June 30, 2026, the Company had approximately $10,266.60 in cash, which is sufficient only for limited administrative and operational expenses.
The Company's ability to continue as a going concern is dependent upon obtaining additional financing, including proceeds from this Regulation A offering. There is no assurance that sufficient capital will be obtained to fully implement the Company's business plan.
If the Company is unable to obtain adequate funding, it may be required to delay, reduce, or discontinue technology development, platform improvements, marketing initiatives, and business expansion activities, which could materially and adversely affect its financial condition and operations.

III. Risks Related to Technology and Platform Development
2. Artificial Intelligence Technology Development Risk
The Company's success depends on its ability to successfully develop, improve, and maintain its AI-powered search and information discovery platform. The development of artificial intelligence technologies involves significant technical challenges, including accuracy, scalability, reliability, and performance limitations.
There is no assurance that the Company will successfully develop technology solutions that achieve market acceptance or provide the expected benefits to users.
3. Platform Development and System Reliability Risk
The Company's operations depend on the continued development, maintenance, and improvement of Ding688.com. Technical issues, software defects, system failures, delays, or interruptions could negatively affect user experience and damage the Company's reputation.
Any failure to maintain reliable platform operations could materially and adversely affect the Company's business and financial condition.
4. Cybersecurity and Data Privacy Risk
The Company may collect, process, and store information from users, businesses, and other sources through its platform.
Cybersecurity breaches, unauthorized access, data loss, or failure to comply with applicable privacy and data protection requirements could result in legal liability, financial losses, reputational harm, and loss of user confidence.

IV. Risks Related to Technology Development and Operations
5. Platform Scalability and Performance Risk
The Company's future growth depends on its ability to maintain, improve, and scale its technology platform. As user activity increases, the Company may experience technical challenges related to system performance, reliability, storage capacity, and infrastructure requirements.
Failure to successfully scale the platform could result in service disruptions, reduced user satisfaction, increased operating costs, and harm to the Company's reputation and business prospects.
6. Technology Infrastructure and Operational Cost Risk
The Company's operations depend on technology infrastructure, cloud services, software tools, and other third-party resources. The Company may experience increases in technology-related expenses, including hosting, computing, storage, software licensing, and development costs.
Unexpected increases in operating expenses or the inability to efficiently manage technology resources could materially and adversely affect the Company's financial condition and operating results.

V. Risks Related to Industry and Market Conditions
7. Competitive Industry Risk
The Company operates in a highly competitive technology and online information services industry. The Company may compete with search engines, artificial intelligence companies, employment platforms, online directories, and other information service providers.
Many competitors have substantially greater financial resources, technical capabilities, brand recognition, and user bases. There is no assurance that the Company will compete successfully or achieve profitability.

VI. Risks Related to Platform Operations and Market Acceptance
8. User Adoption and Market Acceptance Risk
The Company's success depends on attracting and retaining users, businesses, and other participants on its platform. There is no assurance that users will adopt the Company's services or that businesses will choose to participate in the platform.
Failure to achieve sufficient market acceptance could materially and adversely affect the Company's growth prospects and financial performance.
9. Dependence on Internet Infrastructure and Third-Party Services Risk
The Company relies on internet connectivity, cloud hosting providers, software services, and other third-party technology infrastructure to operate its platform.
Interruptions, outages, service failures, cybersecurity incidents, policy changes, or increased costs associated with third-party providers could adversely affect the Company's operations, reputation, and financial condition.

VII. Risks Related to Business Operations and Marketing
10. Brand Development and Market Recognition Risk
The Company is developing the Ding688 brand and its AI-powered search and information discovery platform. The Company currently has limited market recognition and a limited operating history.
There is no assurance that the Company's branding, marketing, or promotional efforts will successfully attract users, businesses, or strategic partners. Failure to establish brand recognition could adversely affect user growth, business development, and future revenue opportunities.
11. Dependence on Third-Party Platforms and Traffic Sources Risk
The Company may rely on search engines, social media platforms, advertising networks, cloud service providers, and other third-party services to attract users and support platform operations.
Changes in search engine algorithms, advertising policies, platform rules, pricing structures, or service availability could reduce user traffic, increase operating costs, or negatively affect the Company's business and financial performance.

VIII. Risks Related to the Offering and Securities
12. Best Efforts Offering Risk
This offering is being conducted on a best efforts" basis with no minimum offering amount. If only a limited amount of capital is raised, the Company may be unable to fully execute its business plan, develop its platform, expand operations, or achieve its growth objectives.
13. No Public Market and Liquidity Risk
There is currently no public market for the Company's Common Stock, and none may develop. Investors should expect to hold their investment for an indefinite period of time and may be unable to sell their shares when desired or at a favorable price.
14. Dilution and Future Issuance Risk
The Company has authorized 30,000,000 shares of Common Stock. As of the date of this Offering, 200 shares are issued and outstanding and held by the founder, and up to 11,000,000 shares are being offered pursuant to this Regulation A offering.
The Company may issue additional shares of Common Stock or other securities in the future without shareholder approval, which may result in dilution of existing shareholders' ownership percentage, voting power, and economic interests.

Item 4 - Summary of Offering
The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular.
Issuer: Ding688 Inc.
Securities Offered: Up to 11,000,000 shares of Common Stock.
Offering Price: $0.10 per share.
Aggregate Gross Proceeds: Up to $1,100,000.
Company Overview: Ding688 Inc. is a development-stage technology company incorporated in the State of New York on November 7, 2025. The Company operates Ding688.com, an AI-powered search and information discovery platform designed to help users locate and access relevant information, including employment opportunities, businesses, services, products, and other online resources through intelligent search and matching technologies.
The Company has limited operating history and has generated no revenue since inception. Activities to date have consisted primarily of corporate formation, platform development, website operations, technology enhancement, business planning, and preparation for this Regulation A offering.
The Company's objective is to expand and improve its AI-powered platform, increase user engagement, develop business relationships, and explore revenue opportunities through advertising, business services, premium features, and other potential monetization strategies.
The Company intends to expand its information discovery and connection capabilities across various industries and business sectors.
Use of Proceeds: The proceeds from this offering will be used primarily for technology development, artificial intelligence enhancement, platform improvements, marketing and user acquisition, infrastructure and operational expenses, working capital, and general corporate purposes. See Item 6 - Use of Proceeds" for a more detailed description.
Offering Term: This offering is being conducted on a best efforts" basis. There is no minimum offering amount, and investors' funds will not be placed in escrow. The Company may accept subscriptions and close on proceeds on a rolling basis.
Risk Factors: Investing in the Company's securities involves a high degree of risk. Prospective investors should carefully review Item 3 - Risk Factors" before making an investment decision.

Item 5 - Determination of Offering Price
The offering price of $0.10 per share for the Company's Common Stock was determined by management based on qualitative factors, including the Company's development-stage status, anticipated capital requirements, business objectives, and general market conditions applicable to early-stage technology companies.
The Company has limited operating history and has generated no revenue since inception. Accordingly, the offering price is not based on historical earnings, projected cash flows, or established public market valuations.
In establishing the offering price, management considered the Company's current stage of development, the progress of its Ding688.com platform, anticipated funding requirements for technology development and business expansion, and pricing commonly used in early-stage private company offerings.
The Company's resources consist primarily of cash, website operations, and development activities related to its AI-powered search and information discovery platform. The Company has not obtained any independent valuation, appraisal, or third-party assessment of its business or assets.
The offering price does not necessarily bear any relationship to the Company's book value, assets, earnings, or any recognized criteria of value. The offering price should not be considered an indication of the actual value of the Company or its securities.
The offering price is not based on any independent appraisal, formal valuation, or guarantee of future performance. Investors should not rely on the offering price as an indication of future value or return on investment.

Item 6 - Use of Proceeds
The Company seeks to raise up to $1,100,000 in gross proceeds in this offering. The net proceeds are expected to be used over the first 18-24 months following the commencement of the offering for technology development, platform enhancement, marketing and user acquisition, operational infrastructure, and general corporate purposes.
There can be no assurance that the Company will be able to fully implement its business plan within the anticipated timeframe or budget.
The following table sets forth the Company's intended allocation of the gross proceeds:
Technology Development & AI Enhancement: $440,000 (40.0%)
Marketing & User Acquisition: $330,000 (30.0%)
Operations & Infrastructure: $220,000 (20.0%)
Working Capital & General Corporate Purposes: $110,000 (10.0%)
Total Gross Proceeds: $1,100,000 (100%)
Description of Use
Technology Development & AI Enhancement
Funds allocated for software development, artificial intelligence integration, platform enhancements, search functionality improvements, database development, technology consulting, system testing, and related technical resources necessary to improve and expand the Company's AI-powered search and information discovery platform.
Marketing & User Acquisition
Funds allocated for digital marketing campaigns, search engine optimization (SEO), online advertising, social media promotion, business outreach, strategic partnerships, brand development, and user acquisition initiatives intended to increase platform visibility and user engagement.
Operations & Infrastructure
Funds allocated for website hosting, cloud computing services, cybersecurity measures, software licensing, technical support, data storage, and other infrastructure necessary to support ongoing platform operations.
Working Capital & General Corporate Purposes
Funds allocated for administrative expenses, professional fees, legal and accounting services, regulatory compliance, office expenses, and general working capital needs.
The Company expects that approximately $250,000 represents the estimated minimum capital required to significantly expand platform development, improve functionality, and support initial growth initiatives.
The Company's actual use of proceeds may vary depending on business conditions, technology requirements, market opportunities, and the amount of proceeds ultimately raised. Management reserves the right to reallocate funds among the categories described above as it deems necessary to support the Company's business objectives.

Item 7 - Dilution
1. Background
Prior to this offering, the Company has been funded primarily through founder capital contributions and resources used to support the development and operation of Ding688.com.
As of June 30, 2026, the Company's net tangible book value consists primarily of cash and technology-related assets associated with the Company's platform development and business operations.
2. Net Tangible Book Value (Pre-Offering)
As of June 30, 2026, the Company's net tangible book value was approximately $10,266.60.
The Company's net tangible book value per share before this offering is approximately $51.33 per share, based on 200 shares of Common Stock issued and outstanding prior to this offering.
Net tangible book value per share is calculated by dividing the Company's net tangible book value by the number of shares of Common Stock outstanding before the offering.
3. Assumed Offering Scenario
Assuming the sale of all 11,000,000 shares offered in this Regulation A offering at $0.10 per share, the Company will receive gross proceeds of $1,100,000 before deducting estimated offering expenses.
Upon completion of the offering, assuming full subscription, the Company will have:
11,000,200 shares of Common Stock outstanding, consisting of:
- 200 shares held by the existing shareholder; and
- 11,000,000 shares issued to investors in this offering.
This ownership structure assumes full subscription of the maximum offering amount.
4. Net Tangible Book Value (Post-Offering)
On a pro forma basis, after giving effect to the assumed full subscription of the offering, the Company's net tangible book value would be approximately:
$1,110,266.60
This amount reflects the Company's pre-offering net tangible book value of approximately $10,266.60 plus gross offering proceeds of $1,100,000, before deducting estimated offering expenses.
The pro forma net tangible book value per share would be approximately:
$0.1009 per share
based on 11,000,200 shares outstanding after completion of the offering.
Net tangible book value per share is not intended to represent the market value of the Company's Common Stock or a prediction of future performance.
5. Effect on New Investors
Investors in this offering will purchase shares at $0.10 per share.
Based on the assumed full subscription of the offering, the pro forma net tangible book value per share immediately after the offering would be approximately $0.1009 per share.
Accordingly, investors purchasing shares in this offering would not experience immediate dilution based on net tangible book value per share. Instead, the offering price is approximately equal to the Company's pro forma net tangible book value per share after giving effect to the offering.
Actual results may vary depending on the number of shares sold and the Company's financial condition at the time of the offering.
6. Post-Offering Ownership
Upon completion of the maximum offering:
- Existing shareholder(s) will own approximately 0.0018% of the outstanding shares of the Company.
- New investors will own approximately 99.9982% of the outstanding shares of the Company.
Actual ownership percentages will vary depending on the number of shares sold in the offering. This calculation assumes full subscription of the maximum offering amount.
7. Summary of Dilution (Illustrative)
- Public Offering Price per Share: $0.10
- Net Tangible Book Value per Share (Pre-Offering): Approximately $51.33
- Net Tangible Book Value per Share (Post-Offering): Approximately $0.1009
- Immediate Dilution to New Investors Based on Net Tangible Book Value: None, based on the assumed full subscription of this offering, because the offering price of $0.10 per share is approximately equal to the Company's pro forma net tangible book value per share of approximately $0.1009 after giving effect to the offering.

Item 8 - Description of Business
1. Overview and Mission
Ding688 Inc. (the Company") was incorporated on November 7, 2025, in the State of New York. The Company operates Ding688.com, an online information search and discovery platform designed to help users find and access relevant information, including employment opportunities, businesses, services, products, and other online resources. The Company is developing and integrating artificial intelligence technologies to enhance the platform's search, matching, and information discovery capabilities.
The Company has limited operating history and has generated no revenue since inception. Activities to date have primarily consisted of corporate formation, website development, platform operations, technology enhancement, business planning, and preparation of this Regulation A offering.
The Company's mission is to make information more accessible by developing an intelligent platform that helps users efficiently discover relevant information, opportunities, and resources through advanced search, matching, recommendation, and artificial intelligence technologies.

2. Platform and Technology
- The Company's primary business asset is Ding688.com, an online information search and discovery platform designed to help users efficiently find, access, and evaluate relevant information through search, matching, and information organization technologies.
- The platform is designed to organize and connect information from multiple categories, including employment opportunities, businesses, services, products, and other online resources. By utilizing search technologies, data organization, recommendation capabilities, and artificial intelligence enhancements, the Company seeks to improve the efficiency and accuracy of information discovery.
- The Company intends to develop additional technology features that may include AI-assisted search, intelligent recommendations, information matching, category-based discovery, and enhanced user interaction tools.
Unlike traditional keyword-based search solutions, the Company's objective is to provide a more personalized information discovery experience by improving its ability to understand user needs and deliver more relevant results.
- The Company's technology platform is currently in the development and improvement stage. Future development activities may include enhancing search capabilities, integrating artificial intelligence technologies, expanding information categories, improving platform performance, strengthening data management capabilities, and developing additional user and business features.
- The Company's platform development and future expansion are dependent upon available financing, technical resources, user adoption, market demand, and continued innovation in information technology and artificial intelligence.

3. Planned Business Operations
The Company intends to continue developing and expanding the Ding688.com platform through the following initiatives:
- AI-Enhanced Search and Discovery: Improving search accuracy, relevance, and user experience through the continued development and integration of artificial intelligence capabilities.
- Information Matching and Recommendations: Developing tools designed to help users discover relevant jobs, businesses, services, products, and other information through enhanced search, matching, and recommendation functions.
- Platform Expansion: Increasing available information categories, improving user engagement, and developing additional features and services to enhance the overall user experience.
- Business Partnerships: Exploring relationships with businesses, service providers, advertisers, and other organizations to expand platform offerings and identify potential business opportunities.
The Company also intends to explore additional industry applications of its information discovery and connection capabilities.
Industry Applications and Supply Chain Connection
The Company intends to expand the application of its information discovery and connection platform across various industries and business sectors. The platform may support industry-specific information ecosystems by helping businesses, suppliers, service providers, and consumers discover relevant information, establish connections, and identify potential business opportunities.
One potential application area includes natural products and agricultural resources, where the Company may explore opportunities to organize and connect information related to product categories, cultivation methods, production regions, suppliers, market demand, and business relationships. Through information organization, search capabilities, and connection tools, the Company seeks to improve access to information and facilitate connections among participants in related supply chains.
The Company does not currently operate as a grower, manufacturer, distributor, or seller of natural products or agricultural products. Such areas represent potential future applications of the Company's information discovery and connection platform and are not currently the Company's principal business operations.

4. Revenue Model (Planned)
The Company currently has limited revenue-generating operations. Future revenue opportunities may include:
Advertising and Sponsored Listings: Revenue from businesses and organizations seeking increased visibility on the platform.
Business Services: Potential paid services for businesses, including enhanced listings, promotional opportunities, and platform tools.
Industry Information and Business Connection Services: Potential future services that assist businesses, suppliers, and organizations in discovering relevant market information, identifying potential partners, and establishing business connections across various industries and supply chains.
Premium Features: Potential subscription-based or paid features for users and businesses.
Data and Technology Services: Potential future services involving information organization, search solutions, and technology-related offerings.
The Company's revenue model remains under development and may change based on market conditions, user adoption, and business opportunities.
As part of its broader long-term business development strategy, the Company may evaluate opportunities in related or complementary areas, including natural products, agricultural resources, and other information-driven industries. Any such opportunities are exploratory in nature and are not currently the Company's principal business operations.

5. Market and Industry
The Company operates within the artificial intelligence, online search, digital information services, and internet technology industries.
These industries are highly competitive and include large technology companies, search engines, employment platforms, online directories, business information providers, and other information service providers. Many competitors have substantially greater financial resources, technical capabilities, brand recognition, and established user bases.
The Company believes that businesses, organizations, and consumers increasingly require efficient ways to discover, organize, evaluate, and connect with relevant information, products, services, and resources. The Company seeks to address this need by developing an AI-enhanced information discovery platform that combines search, matching, recommendation, and information organization capabilities across multiple categories and industries.
The Company may explore applications of its platform in various sectors where improved information access, business connections, and supply chain visibility may provide value to participants.

6. Operations and Staffing
The Company currently operates with limited personnel appropriate for a development-stage technology company.
Management, led by the Chief Executive Officer, is responsible for strategic planning, business development, platform direction, and operational oversight.
As the Company grows, it expects to expand staffing and resources in areas including:
Technology Development: Software engineers, AI developers, and technical support personnel.
Marketing and Business Development: Personnel responsible for user acquisition, partnerships, advertising, brand development, and industry relationships.
Operations and Administration: Personnel supporting finance, legal compliance, customer support, and general corporate operations.
The Company may evaluate additional expertise and resources as needed to support future business opportunities and strategic initiatives.

7. Marketing Strategy
The Company intends to utilize a combination of digital marketing, technology-driven growth strategies, and business partnerships to increase awareness and adoption of the Ding688.com platform.
Key components may include:
Digital Presence: Ongoing improvement of the Ding688.com website, platform functionality, and user experience.
Search Engine Optimization (SEO): Improving online visibility and supporting organic user acquisition.
Social Media and Online Marketing: Utilizing digital channels to promote platform awareness and attract users.
Business Outreach: Developing relationships with businesses, organizations, suppliers, and service providers that may benefit from increased visibility, platform participation, industry connections, and potential business opportunities.

8. Intellectual Property and Brand
The Company considers the Ding688 name, website domain, platform technology, and related digital assets important to its business strategy. The Company may seek trademark protection and other intellectual property rights for its current and future technologies, products, or services developed in connection with its business expansion.
The Company relies on applicable intellectual property laws, confidentiality practices, and operational controls to protect its business assets and proprietary information.

9. Risk and Development Status
Ding688 Inc. is a development-stage technology company focused on developing and expanding its Ding688.com information search and discovery platform. The success of the Company's business plan depends on its ability to continue developing its platform, attract users, establish business relationships, obtain additional financing, and successfully implement its planned revenue strategies.
The Company may explore future industry applications of its information discovery and connection platform, including applications related to natural products, agricultural resources, supply chain information, and other information-driven industries. Such applications, if pursued, may involve additional operational, regulatory, market, and financial risks.
There is no assurance that the Company will successfully develop a commercially viable platform, achieve significant user adoption, generate substantial revenue, achieve profitability, or successfully pursue any future expansion opportunities.

Item 9 - Security Ownership of Management and Certain Securityholders
1. Pre-Offering Beneficial Ownership
---------------------------------------------------------------
Name and Position                     Shares Beneficially Owned     Percentage of Class
---------------------------------------------------------------
Dingshan Zhang, Chief Executive        200                          100%
Officer and Director

All Directors and Executive                   200                            100%
Officers as a Group (1 person)
---------------------------------------------------------------

2. Capital Structure
As of the date of this Offering Circular:
- Authorized Shares: 30,000,000 shares of Common Stock
- Issued and Outstanding Shares: 200 shares of Common Stock
- Par Value: No par value
The Company is authorized to issue up to 30,000,000 shares of Common Stock. As of the date of this Offering Circular, 200 shares of Common Stock have been issued and are outstanding. All issued and outstanding shares are held by Dingshan Zhang, the Company's founder, Chief Executive Officer, and Director.
The remaining authorized but unissued shares of Common Stock may be issued by the Company's Board of Directors from time to time, subject to applicable corporate law and the Company's governing documents. Holders of authorized but unissued shares have no voting rights, dividend rights, or other economic rights unless and until such shares are issued.

3. Post-Offering Ownership
Assuming the maximum offering amount is fully subscribed, the ownership of the Company's Common Stock immediately following the offering is expected to be as follows:
Name and Position Shares Beneficially Owned Percentage of Class
Dingshan Zhang, Chief Executive Officer and Director 200 0.0018%
Public Investors 11,000,000 99.9982%
Total 11,000,200 100.0000%

4. Control Position
Following completion of the offering, assuming the maximum offering amount is fully subscribed, Dingshan Zhang will continue to serve as the Company's Chief Executive Officer and Director and will remain responsible for the Company's day-to-day management, strategic planning, and business operations.
Although Dingshan Zhang will hold a minority ownership position after the offering, he will continue to manage the Company's operations, including platform development, business initiatives, and strategic execution, subject to the authority and oversight of the Company's Board of Directors and applicable corporate laws.
The Company's governance structure, director authority, and management responsibilities will remain subject to the Company's organizational documents and applicable laws.
If less than the maximum number of shares is sold, Dingshan Zhang will retain a higher percentage of ownership and voting power than shown in the post-offering ownership table above.

Item 10 - Securities Being Offered
General Description of Securities
The Company is offering up to 11,000,000 shares of Common Stock (the Shares") at an offering price of $0.10 per share pursuant to this Regulation A offering.
The Shares represent equity securities of Ding688 Inc. and will rank equally with all other outstanding shares of Common Stock with respect to voting rights, dividend rights, and liquidation rights.
The Company's Common Stock is authorized without par value. Each share of Common Stock represents an equal ownership interest in the Company, subject to the rights and preferences set forth in the Company's organizational documents and applicable law.
Voting Rights
Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Holders of Common Stock do not have cumulative voting rights.
Dividend Rights
Holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor.
The Company does not currently intend to pay cash dividends in the foreseeable future and expects to retain any future earnings for technology development, platform improvements, business expansion, and operational purposes.
Liquidation Rights
In the event of liquidation, dissolution, or winding up of the Company, holders of Common Stock will be entitled to receive a pro rata share of the Company's remaining assets after payment of all liabilities and any preferential rights of any outstanding senior securities.
Transfer Restrictions
The Shares are subject to applicable federal and state securities laws and may only be transferred in compliance with such laws, the Company's organizational documents, and any applicable transfer restrictions.
No Public Market
There is currently no public market for the Shares, and no assurance can be given that a trading market will develop in the future.
No Preemptive or Redemption Rights
The Shares do not include preemptive rights, redemption rights, conversion rights, or sinking fund provisions.
The Company may issue additional shares of Common Stock or other securities in the future, which may result in dilution to existing shareholders.
Plan of Distribution
The offering is being conducted on a best efforts" basis by the Company's management.
No underwriters, brokers, dealers, or placement agents have been engaged in connection with this offering.
Subscriptions will be accepted directly by the Company. Investor funds will not be placed into escrow, and the Company may conduct one or more closings on a rolling basis as subscriptions are accepted.
The Company reserves the right to reject any subscription, in whole or in part.

Item 11 - Management's Discussion and Analysis of Financial Condition and Results of Operations
1. Overview
Ding688 Inc. (the Company") is a development-stage technology company incorporated in the State of New York. The Company operates and is developing Ding688.com, an online information search and discovery platform designed to help users find and access relevant information, including employment opportunities, businesses, services, products, and other online resources.
The Company is currently developing and integrating artificial intelligence technologies to enhance the platform's search, matching, recommendation, and information discovery capabilities.
The Company's activities to date have primarily consisted of corporate formation, website and platform development, technology improvements, business planning, administrative activities, and preparation for this Regulation A offering.
The Company has not yet achieved significant commercial operations and continues to focus on developing and improving its technology platform.
2. Results of Operations
The Company has generated no revenue since inception. Operating expenses have consisted primarily of website development costs, technology-related expenses, administrative expenses, professional fees, and costs associated with preparing this Regulation A offering.
The Company expects operating expenses to increase as it expands platform development, artificial intelligence capabilities, marketing activities, and business operations.
The Company may evaluate additional business opportunities in related areas in the future; however, the Company's primary focus remains the continued development and expansion of the Ding688.com platform.
3. Liquidity and Capital Resources
As of June 30, 2026, the Company had approximately $10,266.60 in cash and cash equivalents.
The Company is currently in the development stage and has focused its activities on building and improving the Ding688.com platform, developing technology capabilities, maintaining corporate operations, and preparing for this offering.
The Company's ability to continue operations and execute its business plan depends on obtaining additional financing, including proceeds from this Regulation A offering. There is no assurance that additional financing will be available on acceptable terms or at all.
4. Plan of Operations (Next 12 Months)
Over the next 12 months, the Company intends to focus on continued development and expansion of the Ding688.com platform.
If adequate funding is obtained through this offering, the Company expects to pursue the following initiatives:
Technology Development
Improve AI-enhanced search capabilities, platform functionality, information organization, matching technologies, and user experience.
Platform Expansion
Expand information categories, enhance search and recommendation features, and develop additional tools for users and businesses.
Marketing and User Growth
Implement digital marketing strategies, increase platform awareness, attract users, and develop business relationships.
Business Development
Explore partnerships and potential revenue opportunities with businesses, service providers, advertisers, and other organizations.
The timing and scope of these activities will depend on available capital, technological development progress, market conditions, and user adoption.
5. Capital Expenditures
The Company expects to use capital primarily for technology development, software improvements, artificial intelligence integration, marketing activities, business operations, and general corporate purposes.
The Company currently has no significant debt obligations, mortgages, or committed credit facilities.
6. Critical Accounting Policies
Revenue Recognition
Revenue, when generated, will be recognized when earned, services are provided, and collectibility is reasonably assured in accordance with applicable accounting principles.
Technology and Software Development Costs
The Company evaluates technology development costs and related expenditures in accordance with applicable accounting standards.
Long-Lived Assets
Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.
7. Going Concern Considerations
As a development-stage technology company with limited operating history and limited revenue, the Company relies on additional financing to support continued platform development, business expansion, and operations.
If sufficient financing is not obtained, the Company may delay, reduce, or modify its planned technology development, marketing initiatives, business expansion activities, or other potential business opportunities.

Item 12 - Executive Compensation
Name Position Age Term
Dingshan Zhang Chief Executive Officer and Director 61 Indefinite
1. Overview of Executive Officer
Dingshan Zhang - Chief Executive Officer and Director
Dingshan Zhang serves as Chief Executive Officer and Director of Ding688 Inc. and is the Company's sole executive officer. He is responsible for the Company's overall strategy, business development, operations, and long-term planning.
Mr. Zhang oversees the development and growth strategy of Ding688.com, the Company's AI-enhanced search and information discovery platform. His responsibilities include guiding platform development, evaluating business opportunities, coordinating corporate operations, and supporting the Company's expansion strategy.
Mr. Zhang has experience in business ownership and operations management. His prior and current business activities have provided practical experience in management, employee supervision, customer service, vendor coordination, and daily business operations.
Since the Company's formation, Mr. Zhang has been responsible for the Company's business planning, platform development initiatives, corporate operations, and preparation for this Regulation A offering.
2. Executive Compensation
Since inception, Ding688 Inc. has not paid any cash compensation, including salaries, fees, commissions, or bonuses, to its executive officer. The Company does not currently maintain a formal salary structure or executive compensation arrangement.
No stock options, restricted stock units, or other equity-based awards have been granted to the Company's executive officer or director as of the date of this Offering Circular. The Company may establish equity-based compensation arrangements in the future as determined by the Board of Directors.
The Company does not currently maintain any bonus, profit-sharing, incentive compensation plans, employment agreements, change-of-control agreements, or severance arrangements with its executive officer. Any future compensation arrangements will be determined by the Board of Directors based on the Company's financial condition, operational requirements, and business development needs.
The Company's compensation philosophy is to conserve capital during its development stage and prioritize available funds toward technology development, platform improvements, marketing activities, and business expansion.

Item 13. Other Expenses of Issuance and Distribution
The Company expects to incur various expenses in connection with this Offering. These expenses are estimates and may vary depending on regulatory requirements, offering execution, and other factors.
The following table sets forth the Company's estimated offering expenses:
Description Estimated Amount
SEC filing fees and regulatory compliance expenses $200
Legal fees and expenses related to the Offering $15,000
Accounting and financial reporting expenses $10,000
State securities compliance and filing fees $5,000
Marketing and investor communication materials $2,500
Transfer agent fees $1,500
Miscellaneous offering expenses $1,300
Total Estimated Offering Expenses $35,500
The Company will bear all costs and expenses associated with this Offering. These expenses may be paid from the Company's working capital and/or from the proceeds of the Offering. Accordingly, the net proceeds available for use by the Company will be reduced by these expenses, as described in Item 6 - Use of Proceeds.
Actual expenses may be higher or lower than the estimates presented above.

Item 14. Financial Statements
The accompanying unaudited financial statements of Ding688 Inc. (the Company") have been prepared by management in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP") and the financial statement requirements applicable to Regulation A under the Securities Act of 1933.
These financial statements have not been audited or reviewed by an independent registered public accounting firm.
Ding688 Inc. was incorporated on November 7, 2025 in the State of New York. The Company operates Ding688.com, an online information search and discovery platform. The Company is currently developing and integrating artificial intelligence technologies to enhance its platform capabilities. The Company may also explore future expansion opportunities, including technology-enabled information services related to agricultural resources, cultivation-related information, and other specialized industries. The Company has generated no revenue since inception.
1. Balance Sheet
As of June 30, 2026
Assets
Current Assets
- Cash and Cash Equivalents: $10,266.60
Non-Current Assets
- Website Development and Intangible Assets: $0
Total Assets: $10,266.60
Liabilities and Stockholders' Equity
Liabilities
- Accounts Payable and Accrued Liabilities: $0
Total Liabilities: $0
Stockholders' Equity
- Common Stock (no par value; 30,000,000 shares authorized; 200 shares issued and outstanding): $0
- Additional Paid-In Capital: $14,301.60
Accumulated Deficit (Net Loss): $(4,035.00)
Total Stockholders' Equity: $10,266.60
Total Liabilities and Stockholders' Equity: $10,266.60

2. Statement of Operations
For the period from inception (November 7, 2025) to June 30, 2026
Revenue: $0
Operating Expenses:
- Advertising and Marketing Expenses: $2,700
- Research and Development and Business Expansion Expenses:
- Cultivation-Related Materials: $150
- Cultivation Equipment: $250
- Formation Expenses: $135
- Website and Network Maintenance Expenses: $800
Total Operating Expenses: $4,035
Net Loss: $(4,035)

3. Statement of Cash Flows
For the period from inception (November 7, 2025) to June 30, 2026
Operating Activities
- Net Loss: $(4,035)
Net Cash Used in Operating Activities: $(4,035)
Investing Activities
- Website Development and Intangible Asset Costs: $0
Net Cash Used in Investing Activities: $0
Financing Activities
- Founder Contributions and Expenses Paid on Behalf of the Company: $14,301.60
Net Cash Provided by Financing Activities: $14,301.60
Net Increase in Cash: $10,266.60
Cash at Beginning of Period: $0
Cash at End of Period: $10,266.60

4. Statement of Changes in Stockholders' Equity
For the period from inception (November 7, 2025) to June 30, 2026
Description | Common Stock | Additional Paid-In Capital | Accumulated Deficit | Total
Balance at Inception | $0 | $0 | $0 | $0
Founder Contributions and Expenses Paid on Behalf of the Company | $0 | $14,301.60 | $0 | $14,301.60
Net Loss | $0 | $0 | $(4,035.00) | $(4,035.00)
Ending Balance | $0 | $14,301.60 | $(4,035.00) | $10,266.60
Common Stock: 30,000,000 shares authorized; 200 shares issued and outstanding.

5. Notes to Financial Statements
Note A - Organization and Nature of Operations
Ding688 Inc. was incorporated on November 7, 2025 in the State of New York. The Company operates Ding688.com, an online information search and discovery platform. The Company is currently developing and integrating artificial intelligence technologies to enhance its platform capabilities. The Company may also explore future expansion opportunities, including technology-enabled information services related to agricultural resources, cultivation-related information, and other specialized industries.
The Company has generated no revenue since inception.
Note B - Summary of Significant Accounting Policies
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP").
Website development, technology-related costs, and other development expenses incurred to date have been evaluated under applicable U.S. GAAP. The Company has expensed costs related to website development, technology enhancements, and related activities as incurred, as such costs did not meet the criteria for capitalization as long-lived assets.
The Company will continue to evaluate future technology development and software-related costs to determine the appropriate accounting treatment under U.S. GAAP.

Note C - Stockholders' Equity
The Company is authorized to issue 30,000,000 shares of Common Stock with no par value.
As of June 30, 2026, the Company has issued and outstanding 200 shares of Common Stock, all held by Dingshan Zhang, the Company's Founder and Chief Executive Officer.
Founder contributions, including amounts paid on behalf of the Company, are recorded as Additional Paid-In Capital.
Note D - Going Concern
The Company is in the development stage and has generated no revenue since inception. Continued operations depend on additional financing, including proceeds from this Regulation A offering.
Note E - Related Party Transactions
The Founder has provided capital contributions and paid certain Company expenses on behalf of the Company to support early-stage development and operations.
No other related party transactions exist as of June 30, 2026.

Item 15. Indemnification of Directors and Officers
The Company's governing documents provide for indemnification of its directors, officers, employees, and agents to the fullest extent permitted under the laws of the State of New York.
Such indemnification may include reimbursement of expenses incurred in connection with the defense of any threatened, pending, or completed civil, criminal, administrative, or investigative action or proceeding, including judgments, fines, penalties, and settlements arising from such service, provided that the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.
The Company may advance expenses incurred in defending any such proceeding prior to final disposition, subject to receipt of an undertaking to repay such amounts if it is ultimately determined that indemnification is not permitted.
The Company may enter into indemnification agreements with its directors and executive officers in the future.

Item 16. Exhibits and Exhibits Index
Exhibit 2.1 - Articles of Incorporation of Ding688 Inc.
(Filed with the State of New York on November 7, 2025)
Exhibit 2.2 - By-Laws of Ding688 Inc.
Exhibit 2.3 - Certificate of Amendment to Articles of Incorporation
(Amending the authorized shares of Common Stock)
Exhibit 4.1 - Form of Subscription Agreement
Exhibit 11.1 - Financial Statements of Ding688 Inc.

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Flushing, New York, on July 29, 2026.

Ding688 Inc.
By: /s/ Dingshan Zhang
Dingshan Zhang
Chief Executive Officer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)